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                                                                    EXHIBIT 21.1

                         PAXAR CORPORATION SUBSIDIARIES

COMPANY                                                         JURISDICTION OF ORGANIZATION
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
Paxar International, Inc....................................        U. S. Virgin Islands
Paxar Capital Corporation...................................                    New York
Paxar do Brasil, Ltda.......................................                      Brazil
Paxar Europe Ltd............................................              United Kingdom
Paxar Iberia S.A............................................                       Spain
Paxa Italia S.r.l...........................................                       Italy
Paxar Deutschland, GmbH.....................................                     Germany
Paxar Polska Sp.zo.o........................................                      Poland
Paxar Far East Ltd..........................................                   Hong Kong
Paxar (Singapore) Pte. Ltd..................................                   Singapore
Paxar de Colombia...........................................                    Colombia
T.I.E. S.r.l................................................                       Italy
Astria S.r.l................................................                       Italy
Orvac S.r.l.................................................                       Italy
Orvac Sud S.r.l.............................................                       Italy
Paxar Benelux BvbA..........................................                     Belgium
North Middletown Road Holdings B.V..........................                 Netherlands
Paxar Graphics Limited......................................              United Kingdom
Monarch Marking Systems, Inc................................                    Delaware
Paxar International Holdings, Inc...........................                    Delaware
Monarch Marking Systems (S.E.A.) Pte. Ltd. (Singapore)......                   Singapore
Paxar France, S.A...........................................                      France
Monarch Marking Systems Deutschland Gmbh....................                     Germany
Monarch Marking Systems Canada Limited......................                      Canada
Paxar Corporation Pty. Limited..............................                   Australia
Paxar de Mexico S.A. de C.V.................................                      Mexico
Monarch Marking Systems Holdings Limited....................              United Kingdom
Paxar Holdings France, S.A..................................                      France
International Imaging Materials, Inc........................                    Delaware
IIMAK DRM, Inc..............................................                    Delaware
Monarch Marking Systems Malaysia SDN BHD....................                    Malaysia
Teslo Tekstil Urunleri Sanayii ve Ticaret A.S...............                      Turkey
Edmond Printing (PANYU) Limited.............................                       China
Ferguson Asia Limited.......................................                   Hong Kong
Paxar Lanka (Private) Limited...............................                   Sri Lanka
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